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Exhibit 8.1

Nelson Mullins Riley & Scarborough LLP
Attorneys and Counselors at Law
104 South Main Street / Ninth Floor / Greenville, South Carolina 29601
Tel: 864.250.2300 Fax: 864.232.2925
www.nelsonmullins.com

                      December 15, 2008

Yadkin Valley Financial Corporation
209 North Bridge Street
Elkin, North Carolina 28621

American Community Bancshares, Inc.
2593 West Roosevelt Boulevard
Monroe, North Carolina 28111

  Re:
  Yadkin Valley Financial Corporation
  Registration Statement on Form S-4

Ladies and Gentlemen:

        We have acted as counsel for Yadkin Valley Financial Corporation, a North Carolina corporation ("Yadkin Valley"), in connection with the proposed merger (the "Merger") of American Community Bancshares, Inc., a North Carolina corporation ("American Community"), with and into Yadkin Valley, pursuant to an Agreement and Plan of Merger dated as of September 9, 2008 (the "Agreement") by and among Yadkin Valley and American Community, as described in the Registration Statement on Form S-4 in the form to be filed by Yadkin Valley with the Securities and Exchange Commission today (the "Registration Statement").

        In that connection, you have requested our opinion regarding the material Federal income tax consequences of the Merger. In providing our opinion, we have examined the Agreement, the Registration Statement, and such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the Merger will be consummated in the manner contemplated by the Registration Statement and in accordance with the provisions of the Agreement and (ii) the representations made to us by American Community and Yadkin Valley in their respective letters to us dated December 17, 2008 and delivered to us for purposes of this opinion are accurate and complete.

        Based upon the foregoing, in our opinion, for Federal income tax purposes, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), American Community and Yadkin Valley will each be a party to such reorganization within the meaning of Section 368(b) of the Code, and except to the extent of any cash received in lieu of a fractional share interest in Yadkin Valley common stock, the shareholders of American Community will not recognize any gain or loss by exchanging their shares of American Community common stock for shares of Yadkin Valley common stock pursuant to the Merger.

Atlanta • Charleston • Charlotte • Columbia • Greenville • Myrtle Beach • Raleigh • Winston-Salem • Washington, DC

Yadkin Valley Financial Corporation
American Community Bancshares, Inc.

        The opinions expressed herein are based upon existing statutory, regulatory and judicial authority, any of which may be changed at any time with retroactive effect. In addition, our opinions are based solely on the documents that we have examined, the additional information that we have obtained, and the statements contained in the letters from American Community and Yadkin Valley referred to above, which we have assumed will be true as of the effective time of the Merger. Our opinions cannot be relied upon if any of the facts pertinent to the Federal income tax treatment of the Merger stated in such documents or in such additional information is, or later becomes, inaccurate, or if any of the statements contained in the letters from American Community or Yadkin Valley referred to above are, or later become, inaccurate. Finally, our opinions are limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Merger or any other transactions.

        This opinion is being delivered to you solely for the purpose of being included as an exhibit to the Registration Statement; it may not be relied upon or utilized for any other purpose (including without limitation satisfying any conditions in the Agreement) or by any other person or entity, and may not be made available to any other person or entity without our prior written consent. Notwithstanding the previous sentence, we hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the heading "THE MERGER—Material Federal Income Tax Consequences of the Merger".

                  Very truly yours,

                  /s/ NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.

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  Exhibit 8.1